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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the November 8, 1999 Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4 of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, December 12, 1997, June 9, 1998, July 1, 1998 and July 2, 1998, relating to the consolidated statements of income, stockholders' equity and cash flows of Premier Bancshares, Inc. and subsidiaries for the year ended December 31, 1996, contained in the annual report on Form 10-K for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                /s/ Mauldin & Jenkins, LLC
                                                --------------------------
                                                Mauldin & Jenkins, LLC

Atlanta, Georgia
November 5, 1999